SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934


Filed by the Registrant |X|
Filed by a party other than the Registrant |_|

Check the appropriate box:
|_|   Preliminary proxy statement
|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
|_|   Definitive proxy statement
|_|   Definitive additional materials
|X|   Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                                   KROLL INC.
                                   ----------
                (Name of Registrant as Specified in Its Charter)


   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     |X|  No fee required.

     |_| Fee computed on table below per Exchange Act Rules 14a-6(c)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:
     (2)  Aggregate number of securities to which transaction applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
     (4)  Proposed maximum aggregate value of transaction:
     (5)  Total fee paid:

     |_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     |_|  Fee paid previously with preliminary materials.
     |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

          (1)  Amount Previously Paid:
          (2)  Form, Schedule or Registration Statement No.:
          (3)  Filing Party:
          (4)  Date Filed:

The following is a press release issued by Kroll Inc. on June 7, 2004:


KROLL

                                                           For Immediate Release


     Kroll Inc. Announces Record and Meeting Dates for a Special Meeting of
                                  Stockholders

New York, June 7, 2004 - Kroll Inc. (NASDAQ: KROL) today announced that it has scheduled a special meeting of stockholders to be held in New York City on July 8, 2004 at 11:00 a.m., local time, to consider and vote on the approval of the merger agreement with Marsh & McLennan Companies, Inc. (MMC). As previously announced on May 18, 2004, Kroll and MMC have entered into a merger agreement pursuant to which Kroll would become a subsidiary of MMC, and Kroll stockholders would receive $37 in cash for each of their shares. Stockholders of record of Kroll as of the close of business on June 9, 2004 will be entitled to vote on the transaction. Kroll plans to mail definitive proxy material to its stockholders relating to the special meeting on or about June 14, 2004.

About the Company
-----------------
Kroll Inc. (NASDAQ: KROL) is a global provider of independent risk consulting services and provides a broad range of investigative, intelligence, financial, security and technology services to help clients reduce risks, solve problems and capitalize on opportunities. Headquartered in New York with more than 60 offices on six continents, Kroll has a multidisciplinary corps of more than 3,200 employees and serves a global clientele of law firms, financial institutions, corporations, non-profit institutions, government agencies and individuals. Kroll has four business groups: (1) Background Screening, which provides employee, mortgage and resident screening, substance abuse testing, and identity theft services; (2) Consulting Services, which provides investigations, intelligence, security, forensic accounting, litigation consulting, and valuation services; (3) Corporate Advisory & Restructuring, which provides corporate restructuring, operational turnaround, strategic advisory services, financial crisis management, and corporate finance services; and (4) Technology Services, which provides data recovery, electronic discovery, and computer forensics services and software. For more information, please visit: www.krollworldwide.com.

            Kroll Inc. has filed a preliminary proxy statement on May 28, 2004 and will file a definitive proxy statement and other relevant documents concerning the proposed merger with the Securities and Exchange Commission. Its stockholders are urged to read the definitive proxy statement when it becomes available because it will contain important information about Kroll, the proposed merger and related matters. Stockholders may obtain, free of charge, a copy of the definitive proxy statement (when it is available) and other relevant documents, including the definitive merger agreement, filed by Kroll with the Securities and Exchange Commission at the Securities and Exchange Commission's website, www.sec.gov. In addition, documents filed with the Securities and Exchange Commission by Kroll will be available to stockholders free of charge by directing a request to Kroll at 900 Third Avenue, New York, New York 10022, Attention: Secretary.


Kroll and its directors and executive officers and certain other of its employees may be soliciting proxies from stockholders of Kroll in favor of the proposed transaction. Information concerning the participants in the proxy solicitation will be set forth in the proxy statement when it is filed with the Securities and Exchange Commission.


                                      ####


Contact: Philip J. Denning, Manager, Investor Relations, (212) 833-3469
                                                         --------------